United States
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 31, 2007
                                                        -----------------


                              NORTH VALLEY BANCORP
             (Exact name of registrant as specified in its charter)


                                   California
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


            0-10652                                     94-2751350
    ------------------------                ---------------------------------
    (Commission File Number)                (IRS Employer Identification No.)


                300 Park Marina Circle, Redding, CA       96001
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (530) 226-2900
                                                           --------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

         On December 31, 2007, the Registrant (North Valley Bancorp) executed the North Valley Bancorp Salary Continuation Plan (Amended and Restated Effective January 1, 2007), which incorporates certain additional amendments to and a further restatement of the existing North Valley Bancorp Salary Continuation Plan (Exhibit 99.136 to the Current Report on Form 8-K filed by the Registrant on June 14, 2007). In addition, on December 31, 2007, the Registrant executed the North Valley Bancorp Executive Deferred Compensation Plan (Amended and Restated Effective January 1, 2007), which incorporates certain additional amendments to and a further restatement of the existing North Valley Bancorp Executive Deferred Compensation Plan (Exhibit 99.125 to the Current Report on Form 8-K filed by the Registrant on February 28, 2007). These additional amendments were authorized and approved by the Board of Directors consistent with the requirements of Section 409A of the Internal Revenue Code of 1986 (as amended) as added by the American Jobs Creation Act of 2004, and the final regulations adopted by the United States Department of Treasury and the Internal Revenue Service.

         A copy of the new North Valley Bancorp Salary Continuation Plan (Amended and Restated Effective January 1, 2007) is filed as an exhibit to this Report and is incorporated herein by reference. The Executive Deferred Compensation Plan (Amended and Restated Effective January 1, 2007) is filed as an exhibit to this Report and is incorporated herein by reference. These exhibits supersede and replace in their entirety all versions of the North Valley Bancorp Salary Continuation Plan and the North Valley Bancorp Executive Deferred Compensation Plan as previously filed.

         Executive officers of the Registrant are eligible to participate in certain benefits which vest over time under the provisions of the Salary Continuation Plan. These benefits are payable upon retirement (both normal and early retirement), death, disability, or the change in control of the Registrant. The former Salary Continuation Plan between North Valley Bancorp and Michael J. Cushman, Kevin R. Watson, Scott R. Louis, Roger D. Nash, Gary S. Litzsinger, Sharon L. Benson, and Leo J. Graham were replaced by the Salary Continuation Plan (effective January 1, 2007). The Salary Continuation Plan that previously governed the salary continuation benefits is now covered by this amended and restated version of the Plan, effective January 1, 2007. All salary continuation benefits, including those accrued prior to January 1, 2007, are compliant with Section 409A. The individual benefits for these executive officers, as set forth on Exhibit 1 to the Salary Continuation Plan, did not change as a result of this amendment and restatement.

         The Executive Deferred Compensation Plan (also Amended and Restated Effective January 1, 2007) is a non-qualified, unfunded executive benefit plan in which the eligible executive voluntarily elects to defer some or all of his or her current compensation in exchange for the Registrant's promise to pay a deferred benefit. This Plan is selectively made available to certain highly compensated employees and executives. The executives participating in the Plan, as amended and restated as of January 1, 2007, are Michael J. Cushman, Kevin R. Watson, Scott R. Louis, Roger D. Nash, Gary S. Litzsinger, Sharon L. Benson, and Leo J. Graham. The individual benefits for these executive officers, as set forth under the terms of the Executive Deferred Compensation Plan, did not change as a result of this amendment and restatement, except to the extent that the participating executives may, under the amended and restated version of the Plan, effective January 1, 2007, make a one-time election in 2007 to have some or all of their previously deferred compensation benefits paid in Plan year 2008. All compensation deferrals elected by such executives, including deferrals prior to January 1, 2007, are compliant with Section 409A.

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

Item 9.01.  Financial Statements and Exhibits.

     (c) Exhibits

         99.146   North Valley Bancorp Salary Continuation Plan
                  (Amended and Restated Effective January 1, 2007)

         99.147 North Valley Bancorp Executive Deferred Compensation Plan (Amended and Restated Effective January 1, 2007)




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NORTH VALLEY BANCORP

Dated:   January 4, 2008               By: /s/ LEO J. GRAHAM
                                           -------------------------------------
                                           Leo J. Graham
                                           General Counsel / Corporate Secretary



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